UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2007

RUBBER RESEARCH ELASTOMERICS, INC.
(Exact name of registrant as specified in charter)

000-15947 (Commission File No.)	41-0843032 (IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

4500 Main Street N.E.
Minneapolis, Minnesota 55421
(Address of principal executive offices)

763-572-1056
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amendment to the Current Report on From 8-K filed on September 19, 2007 ("8-K") amends the disclosure in Item 5.02 (c) of the 8-K.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On September 13, 2007, our Board of Directors appointed Winston A. Salser, Ph.D. to serve as our Chief Executive Officer, and Dan Michael Wells to serve as our Chief Financial Officer and Secretary. Fred J. Stark, Jr. continues to serve as our President.

Dr. Salser (age 67) was a Professor of Molecular Biology at the University of California, Los Angeles from 1968 until his retirement in 2002. In 1980, Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow. Since 2002, Dr. Salser has served as Chairman of the Board of Directors of Oncologic, Inc., a company engaged in development treatments for curing inoperable and metastatic solid cancers. He is also the President and sole shareholder of Riviera Investments, Inc. (“Riviera”) and a board manager of and significant investor in Louisiana Elastomer, LLC (“LAEL”) and 2PCR, Inc. (“2PCR”).

On September 14, 2007, we entered into an Agreement with Dr. Salser and Riviera relating to, among other things, Dr. Salser’s compensation arrangements. The description of such Agreement in Item 1.01 above is incorporated herein by reference.

Mr. Wells (age 58) has been President of LAEL since 2006 and President of 2PCR. LAEL and 2PCR are licensees of our Tirecycle technology. LAEL is building a new tire recycling facility in Vidalia, LA that will use such technology. Between 1985 and 2001, Mr. Wells served as technical and general manager of several food and nutriceutical companies. Between 1977 and 1985, Mr. Wells was Director of Manufacturing for Safeway, where he supervised the construction and the day-to-day operation of a large number of factories owned by Safeway.

Since January 2006, we have entered into a series of agreements with Riviera and other entities affiliated with Dr. Salser, and Mr. Wells, which agreements are described below. These agreements are filed as Exhibits 10.2 through 10.10 to our Current Report on Form 8-K filed on September 19, 2007 and are incorporated herein by reference. The following summary is qualified in its entirety by reference to the full text of the agreements.

In April 2006, we entered into an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements with Riviera, under which we granted to Riviera an exclusive option to purchase licenses for our Tirecycle technology in the Middle East (the "Middle East License"). In exchange, Riviera agreed to pay us $15,000 per year for ten years. The agreement also provides that the fee to purchase each license is $100,000. In May 2006, we entered into similar agreements with Riviera, under which we granted to Riviera exclusive options to purchase additional licenses for the areas of South America, Central America, South Africa, Europe and Asia in exchange for the same fees as set forth in the Middle East License. In addition, we granted to Riviera the exclusive right to purchase any existing option or license in Europe, Asia and North America that has terminated or lapsed.

In May 2006, we also entered into a Nonexclusive License Agreement with Riviera, under which we granted to Riviera a world-wide, perpetual, non-exclusive license to all of our intellectual property rights relating to Tirecycle Treatments. This agreement gives Riviera the right but not the obligation to design and produce Tirecycle Treatments, which we typically supply to our licensees. Under this agreement, Riviera is required to sell any Tirecycle Treatments it produces at cost. Riviera is not entitled to receive any of the 6% royalties on gross sales paid by licensees using the Tirecycle Treatments, and is required to assist us in collecting our 6% royalty payments. Riviera also has no obligation to pay any royalties to us for the Tirecycle Treatments it sells.

In March 2007, we entered into a License, Manufacturing and Marketing Agreement with 2PCR, Riviera and LAEL. This agreement provides, among other things, that we will (i) provide information, data, instruction and assistance relating to the design, installation, operation and maintenance of the equipment used in manufacturing rubber products, including products using our Tirecycle technology, to 2PCR and certain other licensees of our Tirecycle technology and (ii) supply the Tirecycle Treatments to the licensees at cost. Under this agreement, we grant to 2PCR, Riviera and LAEL the right to use the information and data we provide pursuant to this agreement for the purpose of manufacturing, marketing and distributing rubber products, including products using our Tirecycle technology. 2PCR has agreed to pay us a minimum royalty of $15,000 per year for each of the remaining years of the nine year period beginning on December 31, 2002 and $100,000 for each new plant site within a defined geographical area. The $100,000 payment will be deducted from the first $100,000 of 6% royalties otherwise due with respect the plant site. In addition, this agreement amends our existing exclusive option agreements with Riviera (described above) to provide that the exclusive options will continue in force, without requiring additional payment, for additional 99 years. This agreement has an initial term of 99 years, unless terminated earlier.

In March 2007, we entered into an Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements with Riviera, under which Riviera paid to us $15,000 as the initial payment to repurchase a lapsed exclusive option or license between us and 4500 Main Street, LLC covering all countries in Europe. Under this agreement, among other things, the parties agree to draft a new exclusive option agreement that sets out the terms under which Riviera will take over the geographical area covered by the lapsed exclusive option or license. In April 2007, we entered into a similar agreement with Riviera with respect to a lapsed exclusive option between us and ADVAC ELASTOMERS, INC. covering the United States and Canada.

In April 2007, we entered into a Receipt of Payments and Amendment of Agreement with Riviera, under which we acknowledge receiving certain payments from Riviera and amend certain terms of our May 2006 Exclusive Option to Purchase License, Manufacturing and Marketing Agreements with Riviera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2007	RUBBER RESEARCH ELASTOMERICS, INC.

	By:	/s/ Winston Salser
Winston Salser, Chief Executive officer